10.93

           SSA GLOBAL TECHNOLOGIES, INC. - SOFTWARE LICENSE AGREEMENT

Software License Agreement between SSA Global Technologies, Inc. ("SSA GT") and the specific customer of SSA GT as identified herein ("CLIENT").

This Software License Agreement, together with each Supplemental Schedule made a part hereto (collectively "Agreement"), contains the terms and conditions under which CLIENT agrees to license Software and acquire On-Going Support from SSA GT.

1.    DEFINITIONS. The following terms shall have the meanings set forth below:

      "Generated Code" means computer programs developed by or on behalf of CLIENT using certain Software products whose principle function is to provide CLIENT with computer aided software-engineering capabilities. Generated Code shall not include any Software or object and messaging technology programs embedded in the Software.

      "Licensed Computer" means the specific computer platform, operating system and data base management system as identified in a Supplemental Schedule and the related workstations on which the Software is used or installed.

      "Method of Acquisition" means the Software use option identified in a Supplemental Schedule. To the extent available in the ordinary course of SSA GT's business, CLIENT shall select either: (a) a computer "Level Tier" based option, which enables CLIENT to use the Software on the Licensed Computer without limitation as to the number of individual users gaining access to the Software; (b) a "Named User" based option, which allows access to the Software up to the stated maximum number of individual named users, irrespective as to whether such user is actively logged on to any or all of the Software at a given point in time; or (c) a "Concurrent User" based option, which allows access to the Software up to the stated maximum number of individual concurrent users who are simultaneously logged on to any or all of the Software at any given point in time, irrespective as to whether or not any such user is actually using related Software resources. It is agreed that: (i) CLIENT shall assign to each user (whether a Named User or Concurrent User) a unique identification profile; (ii) CLIENT users who access the Software solely for purposes of system test and/or system backup purposes shall not be included in the calculation of the total number of users gaining access to the Software; and (iii) unless indicated otherwise in a Supplemental Schedule, the total quantity of CLIENT users gaining access to the Software shall be calculated based upon the total number of Named Users permitted access to the Software irrespective of the actual number of Concurrent Users.

      "Object Code" means the machine readable form of the Software.

      "SSA GT's Affiliate" means a third party entity authorized by SSA GT to market, distribute and/or support some or all of the Software.

      "SSA GT's Licensor" means a third party entity whose software products have been made available to SSA GT for distribution and licensing to clients of SSA GT in accordance with the terms of this Agreement; such software products being referred to herein or in a Supplemental Schedule as either "Additional Software" or "Third Party Software."

      "Software" means (a) the software products identified in a Supplemental Schedule, including related support utilities, run-time support programs and libraries, and security programs, if any; (b) the related user documentation, if any; (c) the related Updates and Upgrades to such software products and user documentation; (d) modifications and improvements of such software products, user documentation, and Updates and Upgrades; and (e) all copies of the foregoing. Except as may be designated otherwise by SSA GT in the ordinary course of its business, Software shall be made available to CLIENT in Object Code format only.




      "Supplemental Schedule" means the schedules described in Section 2, below.

      "Updates" means error corrections and maintenance releases to the Software. Subject to availability in the ordinary course of SSA GT's (or SSA GT's Licensor's) business, Updates shall be provided at no additional charge for so long as CLIENT obtains On-Going Support.

      "Upgrades" means Software enhancements that may accomplish incidental, structural, functional and/or performance improvements. Subject to availability in the ordinary course of SSA GT's (or SSA GT's Licensor's) business, Upgrades shall be provided at no additional charge for so long as CLIENT obtains On-Going Support.

2. SUPPLEMENTAL Schedules - ORDERING PROCEDURE. SSA GT will furnish to CLIENT and CLIENT will accept and pay for the Software and On-Going Support identified in a Supplemental Schedule.

          Supplemental           Software
            Schedule             Products
          ------------           --------
                A                BPCS Software
                B                Additional Software
                C                Third Party Software
                D                Services Products

      Additional terms and conditions set forth in each Supplemental Schedule shall apply only to the Software identified therein. CLIENT may order Software and On-Going Support under this Software License Agreement by submitting a then current Supplemental Schedule, properly completed and signed.

3. OWNERSHIP. CLIENT acknowledges that the Software and all copyrights, patents, trade secrets and other rights, title and interest therein, are the sole property of SSA GT (or SSA GT's Licensor). CLIENT shall gain no right, title or interest in the Software by virtue of this Agreement other than the non-exclusive right of use granted herein. Without limiting the foregoing, CLIENT specifically acknowledges SSA GT's (or SSA GT's Licensor's) exclusive rights to ownership in any copy, modification, translation, adaptation or derivation of the Software.

4. LICENSE AND USE OF SOFTWARE. In consideration of CLIENT's payment of the Software license fees and On-Going Support fees specified in a Supplemental Schedule, SSA GT grants to CLIENT a perpetual, personal, nontransferable and non-exclusive right and license to use the Software on the Licensed Computer referred to therein. Notwithstanding the foregoing, if CLIENT has selected either the Named User or Concurrent User Method of Acquisition, CLIENT may transfer the Software to one or more additional Licensed Computers (i.e. the same computer platform, operating system, and data base management system as the original Licensed Computer identified in the Supplemental Schedule), provided that: (a) the total number of users gaining access to the Software does not exceed the maximum quantity as set forth in the related Supplemental Schedule, and (b) CLIENT first notifies SSA GT in writing of the type and model number, serial number and location of such additional Licensed Computer(s). CLIENT represents, warrants and agrees that the Software will be used only in accordance with the terms of this Agreement, and only for the benefit of CLIENT and its subsidiaries (companies more than fifty percent (50%) owned and controlled by CLIENT). CLIENT may make one back-up copy of the Software for archive purposes and, if necessary, one backup copy to run temporarily on a replacement computer in the event of an emergency. CLIENT will reproduce all confidentiality and proprietary notices on each such copy and maintain an accurate record of its physical location. CLIENT will not otherwise copy, translate, modify, adapt, decompile, disassemble or reverse engineer the Software, except only when and to the limited extent that applicable law expressly permits such activity irrespective of the limitations contained herein.




5. ON-GOING SUPPORT. SSA GT (or SSA GT's Licensor or SSA GT's Affiliate, as determined by SSA GT) shall make available to CLIENT: (a) Updates and Upgrades; and (b) access (via CLIENT's use of the Internet, telephone or other means established by SSA GT) to: (i) SSA GT's global helpline question and answer database; (ii) SSA GT's incident tracking information database; and (iii) qualified technical personnel for advice and consultation regarding CLIENT's use of the Software (collectively "On-Going Support").

      Unless indicated otherwise in a Supplemental Schedule, for an initial period of twelve (12) consecutive months beginning upon the effective date of a Supplemental Schedule, SSA GT (or SSA GT's Licensor or SSA GT's Affiliate, as determined by SSA GT) shall provide to CLIENT On-Going Support with respect to the Software designated therein and, in consideration thereof, CLIENT shall pay SSA GT an On-Going Support fee equal to eighteen percent (18%) of SSA GT's then current standard Software license fee for the affected Software. Thereafter, CLIENT may elect to receive On-Going Support upon payment of such fees to be established by SSA GT in accordance with SSA GT's then current policies and procedures.

      In the event of a conflict between the initial term of On-Going Support and/or any On-Going Support fee calculated in accordance with the foregoing paragraph and the corresponding fee set forth in a Supplemental Schedule, the initial term of On-Going Support and/or any On-Going Support fee set forth in the Supplemental Schedule shall govern and control.

      SSA GT will invoice client the appropriate On-Going Support fee annually prior to the anniversary date of the then current On-Going Support period or, in the case of multiple year commitments for which full payment has been received by SSA GT, prior to the expiration of such commitment and annually thereafter. If client elects to renew On-Going Support, it shall pay the applicable On-Going Support fee within thirty (30) days from the date of invoice and, in any event, prior to the expiration date of the On-Going Support services then being provided.

      Nothing in this Section shall entitle CLIENT to receive Software updates and upgrades, which are separately priced and licensed by SSA GT (or SSA GT's Licensor or SSA GT's Affiliate) as new products.

      If CLIENT allows On-Going Support to lapse, it may thereafter renew such support for the affected Software by paying the then current annual On-Going Support fee plus an amount equal to the aggregate On-Going Support fees that would have been payable for the affected Software during the period of lapse.

      When SSA GT issues an Upgrade, SSA GT (or SSA GT's Licensor or SSA GT's Affiliate, as determined by SSA GT) will endeavor to provide On-Going Support for a minimum of two (2) versions immediately preceding the latest Upgrade. Notwithstanding the foregoing, SSA GT, at its option, may elect to discontinue the provision of On-Going Support with respect to any version by providing CLIENT with no less than six (6) months prior written notice (in which event CLIENT may be entitled to a prorated refund of On-Going Support fees paid to SSA GT for the balance of the discontinued support period).



6. SERVICES EXCLUDED. This Agreement covers only the right to use the Software and acquire On-Going Support and is separate from related services, if any, required by CLIENT (e.g. software installation, custom programming, training, integration of Updates and Upgrades). To the extent CLIENT requires any such related services, the services shall be pursuant to separate contract between CLIENT and the actual provider of the service. CLIENT agrees that SSA GT shall not assume any responsibility for services directly provided to CLIENT by SSA GT's Licensor, SSA GT's Affiliate, or other third party not related to SSA GT.

7. PROPRIETARY DATA; CONFIDENTIALITY. CLIENT acknowledges that the information contained in the Software is confidential and contains trade secrets and proprietary data belonging to SSA GT (or SSA GT's Licensor), and that the presence of copyright notices on the medium containing the Software does not constitute publication or otherwise impair the confidential nature thereof. CLIENT shall implement all reasonable measures necessary to safeguard SSA GT's (and SSA GT's Licensor's) ownership of, and the confidentiality of the Software, including, without limitation (a) allowing its employees, agents and third parties access to the Software only to the extent necessary to permit the performance of their ordinary services to CLIENT and to require, as a condition to such access, that such persons comply with the provisions of this Section 7;
      (b) cooperating with SSA GT (and SSA GT's Licensor, if appropriate) in the enforcement of such compliance by CLIENT's employees, agents and third parties; (c) prohibiting the removal or alteration of any copyright or confidentiality labels or notices contained in the Software and (d) prohibiting the copying of the Software except as permitted pursuant to
      Section 4, above. Notwithstanding the foregoing, CLIENT agrees not to disclose the Software (without SSA GT's prior written consent) to any service bureau or other third party whose primary function shall be to provide CLIENT with day-to-day management and support responsibility of the Software. CLIENT acknowledges that use or disclosure of the Software in violation of this Agreement may cause irreparable harm to SSA GT (and/or SSA GT's Licensor).

8. WARRANTY. SSA GT warrants to CLIENT that the Software (excluding Software made available by SSA GT's Licensor) does not violate any United States patent, copyright or other third party intellectual property right. If an action is brought against CLIENT claiming that such Software infringes a patent, copyright or other third party intellectual property right, SSA GT will defend CLIENT, at GT's expense, and pay the costs and damages finally awarded against CLIENT in the infringement action (provided that SSA GT is given prompt written notice of any third party claim and is given information, reasonable assistance and sole authority to defend or settle the claim). In connection therewith and as SSA GT's sole obligation in respect of a breach of this warranty, SSA GT shall either, at its option:
      (a) obtain for CLIENT the right to continue using the affected Software;
      (b) modify or replace such Software so as to eliminate the infringement; or (c) in the event neither of the above alternatives is available to SSA GT on commercially reasonable terms, accept the return of the applicable Software and refund a pro-rated portion of the associated Software License fee. SSA GT shall not have any liability hereunder if any claim of infringement (i) is asserted by a subsidiary or affiliate of CLIENT; (ii) results from CLIENT's alteration of the Software; or (iii) results from use of any Software in combination with any non-SSA GT product. This paragraph states the entire liability of SSA GT and CLIENT's sole and exclusive remedies.

      SSA GT further warrants that for so long as CLIENT obtains On-Going Support from SSA GT and remits, on a timely basis, the related On-Going Support fee, the Software (excluding Additional Software, Third Party Software and Services Products) shall function substantially in accordance with its related user documentation provided by SSA GT (or SSA GT's Licensor). With respect to Additional Software, SSA GT warrants that for a period of ninety (90) days from the effective date of this Agreement, such Additional Software shall function substantially in accordance with its related user documentation. In the case of all Software except Third Party Software and Services Products, SSA GT's sole obligation in respect of a breach of the warranty shall be to modify or replace the Software so as to correct the defective performance. In the case of Third Party Software and Services Products, related support and warranty provisions, if any, shall be determined in accordance with Supplemental Schedules C and D, respectively. CLIENT shall give SSA GT prompt written notice of any claims under the foregoing warranties.

      The foregoing warranties shall not apply to the extent that any alleged infringement or defect derives from: (a) a combination of the Software with any program, equipment or device not supplied by SSA GT or identified in a Supplemental Schedule; (b) any modification or customization of the Software by or on behalf of CLIENT; or (c) CLIENT's failure to promptly install any Updates or Upgrades provided under this Agreement.

9. DISCLAIMER OF OTHER WARRANTIES. Except as provided in Section 8, all warranties, conditions, representations, indemnities and guarantees, whether express or implied, arising by law, custom, oral or written statements of SSA GT, SSA GT's Licensor, SSA GT's Affiliate or otherwise (including, without limitation, any warranties of merchantability, fitness for particular purpose, or of error-free and uninterrupted use) are hereby superseded, excluded and disclaimed.



10. REMEDY LIMITATIONS. In no event shall SSA GT (including SSA GT's Licensor and SSA GT's Affiliate) be liable for any consequential, indirect, special, punitive or incidental damages (including, without limitation, lost revenues or profits), whether or not foreseeable and whether arising out of breach of any express or implied warranty, breach of contract, negligence, misrepresentation, strict liability in tort or otherwise, and whether based on this Agreement or any transaction performed or undertaken under or in connection with this Agreement. CLIENT agrees that except for SSA GT's indemnification obligation arising under Section 8, SSA GT's (including SSA GT's Licensor and SSA GT's Affiliate's) total liability to CLIENT or any third party for damages, regardless of the form of action, shall, in any event, be limited to the Software license fees and On-Going Support fees received from CLIENT under this Agreement. Notwithstanding the foregoing, this Section 10 will not apply only when and to the limited extent that applicable law specifically requires liability despite the foregoing exclusions and limitations.

11. OWNERSHIP OF GENERATED CODE; INDEMNITY. SSA GT (including SSA GT's Licensor and SSA GT's Affiliate) shall not have or gain any right, title, or interest in any Generated Code. CLIENT shall be responsible for the characteristics and performance of any such Generated Code and will indemnify SSA GT (including SSA GT's Licensor and SSA GT's Affiliate) against any loss, liability or expense (including reasonable attorney's fees) arising out of or in connection with the use, marketing, licensing or sale of any Generated Code or the maintenance, support or other services or activities related thereto.

12. TERMINATION. SSA GT shall have the right to terminate this Agreement (together with any other agreement then in effect between SSA GT and CLIENT) for cause upon thirty (30) calendar days written notice if CLIENT breaches any of its obligations under this Agreement and thereafter fails to cure such breach to the reasonable satisfaction of SSA GT within the first ten (10) days following CLIENT's receipt of such notice of termination. Upon termination of this Agreement for any reason, CLIENT shall, no later than the effective date of such termination: (a) purge all Software from all computer systems, terminals, personal computers, storage media, and any and all other devices and files with which the Software is used; (b) return to SSA GT all copies (including partial copies) of the Software; and (c) if requested by SSA GT, certify to SSA GT in writing that it has complied with the foregoing obligations and has not provided total or partial copies of the Software to any third party. The termination of this Agreement for any reason shall not extinguish or diminish CLIENT's obligation under Section 7 to maintain the confidentiality of the Software, which obligation shall continue and survive termination of this Agreement.

13. ASSIGNMENT. This Agreement is personal to CLIENT and neither this Agreement nor any of CLIENT's rights or duties hereunder shall be assigned, sublicensed, sold or otherwise transferred by CLIENT, including to any successor-in-interest to CLIENT's rights in the Licensed Computer, without SSA GT's prior written consent (which consent shall not be unreasonably withheld).

14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois, United States of America. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

15. PAYMENT. CLIENT shall pay SSA GT the Software license fees and the On-Going Support fees as specified in the Supplemental Schedule(s) upon the signing of each Supplemental Schedule by CLIENT. If CLIENT selects the Named User or Concurrent User Method of Acquisition, CLIENT agrees to immediately notify SSA GT if the actual quantity of users exceeds the maximum number indicated in a Supplemental Schedule and immediately remit to SSA GT additional Software license fees and On-Going Support fees in accordance with SSA GT's then current policies and procedures.

      Payment shall be made in full, without deduction for any sales, use, withholding or other taxes or similar charges, which shall be borne exclusively by CLIENT and, to the extent required by applicable law, collected by SSA GT from CLIENT.



16. KEY. CLIENT acknowledges that a special security program ("Key") owned and controlled by SSA GT (or SSA GT's Licensor) may be required to render operational the Software. Any such Key may prevent the Software from operating (a) on any computer other than the Licensed Computer; or (b) if applicable, for more than the maximum number of users specified in the related Supplemental Schedule. SSA GT (or SSA GT's Licensor or SSA GT's Affiliate, as determined by SSA GT) shall deliver the permanent Key(s) to CLIENT promptly after CLIENT's payment in full of the applicable Software license fees and initial On-Going Support fees as specified in each Supplemental Schedule and provided that Client remains current on On-Going Support at the time of any subsequent Key request. Any attempt by any person other than an authorized SSA GT representative to alter, remove or deactivate the Key will be deemed a fraud by such person on SSA GT and a material breach by CLIENT of this Agreement.

      If CLIENT selects either the Named User or Concurrent User Method of Acquisition, CLIENT agrees that SSA GT may periodically gain access to CLIENT's site(s) to confirm the actual number of individual users gaining access to the Software and, if not Key protected at the time of initial delivery, install a Key to restrict access to the Software in accordance with the preceding paragraph.

17. MISCELLANEOUS. CLIENT shall not disclose the terms and conditions of this Agreement to third parties (except CLIENT's auditors, legal counsel or third parties whose review is mandated by law) without the prior written authorization of SSA GT.

      SSA GT is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control. In addition, SSA GT may, with immediate effect upon written notice to CLIENT, withhold the provision of any obligation hereunder if CLIENT is deemed to be in breach of any other agreement entered into between SSA GT and CLIENT.

      If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, unless SSA GT in good faith deems the unenforceable provision to be essential, in which case SSA GT may terminate this Agreement effective immediately upon written notice to CLIENT.

      This Software License Agreement and each Supplemental Schedule shall be deemed effective on the date of signed acceptance by SSA GT. SSA GT's obligation to perform hereunder is, at SSA GT's option, contingent upon SSA GT's timely receipt from CLIENT of the original signed documents.

      This Agreement contains the entire agreement and understanding of the parties as to the subject matter hereof and merges and supersedes all prior discussions and agreements with respect thereto. No amendment of this Agreement or waiver of any rights hereunder shall be effective unless in writing and signed by an authorized representative of the party against whom enforcement is sought. In addition, any notice regarding an alleged breach of SSA GT's obligations hereunder shall be in writing and sent to an authorized representative of SSA GT. For purposes of this Agreement, an authorized representative of SSA GT shall be deemed to mean the Chief Executive Officer, President or any Vice-President of SSA GT.

           CLIENT agrees that it has read this Agreement, understands it and agrees to be bound by it.

For:  SSA Global Technologies, Inc.


-----------------------------------------
Signature

-----------------------------------------
Typed or Printed Name

-----------------------------------------
Title / Date


For: Quaker Fabric Corporation of Fall River


-----------------------------------------
Signature

-----------------------------------------
Typed or Printed Name

-----------------------------------------
Title / Date

                                    Addendum
                        to the Software License Agreement
                                     between
                    SSA Global Technologies, Inc. ("SSA GT")
                                       and
               Quaker Fabric Corporation of Fall River. ("CLIENT")

The terms and conditions of the referenced Software License Agreement between SSA GT and CLIENT dated April 30th, 2001 ("Agreement") shall be subject to the following additions, alterations and modifications. In the event of conflict between the terms and conditions of the Agreement and the provisions of this Addendum, the provisions of this Addendum shall govern and control.

A. Definition:

"CLIENT" for the purposes of section 4 of this agreement shall mean Quaker Fabric Corporation as well as Quaker Fabric Corporation of Fall River and their subsidiaries.

B. On-Going Support

SSA GT agrees to make available On-Going Support for the period of time set forth below and CLIENT agrees to remit payment to SSA GT for same in accordance with the following:

Term: 1 Year commencing on April 30th, 2001 and expiring on April 30th, 2002.

Fee: $214,875. The stated On-Going Support fee does not include any sales tax or other taxes or similar charges which shall be borne exclusively by CLIENT and, to the extent permitted by applicable law, collected by SSA GT from CLIENT. The On-Going Support fee plus applicable sales tax shall be due upon CLIENT's execution of this Addendum and paid according to the following payment schedule:

              50% due with contract signature prior to April 30th, 2001;

              50% due prior to May 31st, 2001.

CLIENT understands that SSA GT's obligation to provide On-Going Support applies only to the Software products specifically identified in Supplemental Schedule A dated April 30th, 2001 that are currently supported by SSA Global Technologies, Inc. as of the effective date of this Addendum.

For each of the years beginning April 30th, 2002 to April 30th, 2005 and for the existing Software products specifically identified in Supplemental Schedule A, SSA GT will limit the increase in On-Going Support renewal fee to a maximum of 5% per annum. Thereafter, SSA GT's then standard On-Going Support pricing will apply.

C. Named User Count

SSA GT and CLIENT agree that the current number of Named Users allowed to access the Software products designated in Supplemental Schedule A, is 350 users. Prior to April 30th, 2002, CLIENT agrees to allow SSA GT to perform an audit to validate the total number of Named Users. The resulting user count will be used for future OGS renewal pricing. SSA GT reserves the right, with reasonable notice, to perform subsequent audits to further validate the total number of Users.

D. Conversion to Concurrent Users

Prior to April 30th, 2005, at CLIENT's option or should CLIENT migrate to Version 8 or higher of the BPCS product, SSA GT agrees to convert the existing method of acquisition from a Named User basis to Concurrent Users. The parties agree to use a .6 conversion factor. (i.e. 100 Named Users = 60 Concurrent Users) following which the then standard SSA GT conversion rate would be used. Should additional Named or Concurrent Users be required, CLIENT agrees to purchase licenses at the then current SSA GT pricing.

E. Section 3: Ownership:

The last sentence of Section 3, Ownership, shall be subject be deemed deleted in its entirety and replaced with the following:

Subject to the following paragraph and the provisions of Section 11, CLIENT specifically acknowledges SSA GT's (or SSA GT's Licensor's) rights to ownership of: (i) any modification, translation or adaptation of the pre-existing Software licensed to CLIENT in accordance with the terms of this Agreement (hereinafter "SSA GT Software"); (ii) any other material or newly developed software code developed hereunder which contains, in part, any SSA GT Software; and (iii) any ideas, concepts, know-how or techniques relating to sub-paragraph (i) or (ii), above, (hereinafter collectively "Material"). CLIENT shall be authorized on a non-exclusive basis to use such Material in accordance with the terms and conditions of this Agreement for so long as Client rightfully possesses the Software to which it relates.

With respect to any modifications made to the pre-existing Software which CLIENT deems to be of competitive value, it is agreed that if 1) SSA GT agrees to participate or has participated in the development of such modifications or 2) such modifications are made separately by or on behalf of CLIENT (without participation from SSA GT), then SSA GT shall not make any modifications available to competitors of CLIENT without CLIENT's prior written consent. The foregoing shall not prevent SSA GT from independent development of software code, which contains the same, or similar functions contained in the modifications.

SSA GT and CLIENT acknowledge that all other original printed and recorded written materials, and ideas, concepts, know-how or techniques relating to data processing first developed during the course of this Agreement (hereinafter "Newly Developed Software") shall belong to CLIENT, provided, however, that:

         (i) CLIENT rightfully possesses the SSA GT Software to which it relates; and

         (ii) CLIENT shall not resell, remarket, distribute or license any such Newly Developed Software and shall use the Newly Developed Software solely in accordance with the terms of the referenced Software License Agreement; and

         (iii) SSA GT shall retain a world-wide, unlimited, perpetual and royalty-free right to use, for any purpose, any ideas, concepts or techniques gained by SSA GT as a result of SSA GT's participation (as may be requested by Client) in the development of any Newly Developed Software.

SSA GT shall execute all papers including patent applications, inventing assignments, and copyright assignments, and otherwise shall assist CLIENT at CLIENT's expense and as reasonably required to perfect in CLIENT its rights, title and other interests in Newly Developed Software.

F. Section 4: License and Use of the Software:

The following sentence shall be added:

         Not withstanding the foregoing, should CLIENT elect not to subscribe to future On-Going Support for the products specified in Supplemental Schedule A, CLIENT retains its perpetual right and license to use the Software as previously defined in this section.

G. Section 16: Key:

The following clarification shall be added:

CLIENT acknowledges that the provision of a Key forms part of the service provided via On-Going Support and that SSA GT is not obligated to provide a Key without charge to CLIENTS who are not currently subscribed to On-Going Support service. Should CLIENT not be subscribed to future On-Going Support, SSA GT agrees to provide a Key to CLIENT for the products and number of Users as per the terms of the agreements for a charge of fifteen thousand dollars ($15,000) per key request. This rate will be in affect until April 30th, 2005. Thereafter, SSA GT will provide CLIENT with a Key at the then standard rate.

This Addendum is an amendment to and an integral part of the referenced Software License Agreement. CLIENT agrees that it has read this Amendment, understands it and agrees to be bound by it.

For:  SSA Global Technologies, Inc.                For: Quaker Fabric Corporation of Fall River

By:                                                   By:
    ----------------------------------------             --------------------------------------
     Signature                                             Signature

    ----------------------------------------             --------------------------------------
     Typed or Printed Name                                 Typed or Printed Name

    ----------------------------------------             --------------------------------------
     Title                                                 Title

    ----------------------------------------             --------------------------------------
     Date                                                  Date
